UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 300, LA JOLLA, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 21, 2018, MediciNova, Inc. (the “Company”), completed the issuance and sale of 126,038 shares (the “Option Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the partial exercise of the Underwriters’ option to purchase additional shares of Common Stock in connection with the previously disclosed offering (the “Offering”) of Common Stock. The partial exercise of the Underwriters’ option to purchase additional shares was effected pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., acting as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”), dated February 7, 2018. The price to the public of the Option Shares is $9.05 per share, and the Underwriters purchased the Option Shares from the Company pursuant to the Underwriting Agreement at a price of $8.507 per share. In addition, the Underwriters continue to have an option to purchase up to an additional 536,945 shares of Common Stock at the public offering price, less underwriting discounts and commissions, which expires 30 days from the date of the Underwriting Agreement. In total, the Company has sold 4,545,928 shares of Common Stock in the Offering and expects the net proceeds to be approximately $38.4 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, assuming no further exercise by the Underwriters of its option to purchase additional shares of Common Stock.

A description of the material terms of the Underwriting Agreement was previously reported in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2018, and the information set forth in such Item 1.01 is incorporated herein by reference.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3, initially filed with the Securities and Exchange Commission (“SEC”) on September 22, 2017, which became effective on October 2, 2017 (File No. 333-220593) and the related prospectus supplement filed with the SEC pursuant to Rule 424(b) under the Securities Act.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as the amount of net proceeds expected from the Offering. The risks and uncertainties involved include risks detailed from time to time in the Company’s SEC filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 7, 2018, between MediciNova, Inc. and Ladenburg Thalmann & Co. Inc. (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2018 (File No. 001-33185))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

DATE: February 21, 2018	By:	/s/ Ryan Selhorn
Ryan Selhorn
Chief Financial Officer